UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2006

_________________

IRWIN FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

INDIANA (State or other jurisdiction of incorporation)	0-6835 (Commission File Number)	35-1286807 (I.R.S. Employer Identification No.)

500 Washington Street

Columbus, Indiana 47201

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (812) 376-1909

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

Irwin Financial Corporation (the "Corporation") announced that IFC Capital Trust IV (the "Trust"), a subsidiary of the Corporation, will redeem on July 25, 2006 (the "Redemption Date") all $15,000,000 of its 10.25% Trust Preferred Securities (the "Trust Preferred Securities"). The Trust Preferred Securities have been called for redemption at a redemption price equal to $1,076.875 per Trust Preferred Security, representing an amount equal to 107.6875% of the principal amount of such Trust Preferred Security, plus accrued but unpaid dividends up to, but not including, the Redemption Date of July 25, 2006. All dividends accruing on the Trust Preferred Securities will cease to accrue on and after the Redemption Date. The total amount of the redemption of the Trust Preferred Securities, including accrued but unpaid dividends, will be $16,921,875.00. The Trustee has notified the holders of the redemption.

The Trust is taking such action in connection with the concurrent redemption by the Corporation of all $15,000,000 of its 10.25% Junior Subordinated Debt Securities due July 25, 2031 (the "Debentures") which are held exclusively by the Trust. The Debentures are to be redeemed on the Redemption Date at a redemption price of 107.6875% plus interest accrued on the Debentures up to, but not including, the Redemption Date.

This information is contained in the press release attached as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
99.1	Press Release of Irwin Financial Corporation issued June 23, 2006

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRWIN FINANCIAL CORPORATION (Registrant)

Date: June 23, 2006	By: /s/ Jody A. Littrell __________________________________________
JODY A. LITTRELL First Vice President and Controller

 EXHIBIT INDEX
Exhibit No.	Description
99.1	Press Release dated June 23, 2006